AGREEMENT AND WAIVER

Reference is hereby made to the Note Purchase Agreement made as of October 31, 2018, and the Agreement and Waiver as of November 30, 2018 (collectively the "**Agreement**"), by and between IOTA Communications, Inc., a Delaware corporation formerly known as Solbright Group, Inc., (the "**Company**"), and the undersigned entities (collectively, "**AIP**"). All capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

WHEREAS, on October 31, 2018 (the "**Closing Date**"), the Company and AIP completed a financing transaction pursuant to which the Company raised capital by issuing secured convertible promissory notes (the "**Notes**") in the aggregate principal amount of $2,500,000; and

WHEREAS, on December 6, 2018, the Company and AIP completed an additional financing transaction pursuant to which the Company raised capital by issuing secured convertible promissory notes (the "**Additional Notes**") in the aggregate principal amount of $1,000,000; and

WHEREAS, the Company failed to satisfy the affirmative covenant set forth in Section 8.1(o) of the Agreement, which requires that the Company maintain minimum enterprise value of $175,000,000 on the last trading day of each month in the last calendar quarter of 2018; and

WHEREAS, the Company also failed to satisfy other covenants and undertakings set forth in the Agreement and the Payment Direction Letter, Waiver of Certain Closing Conditions, and Additional Covenants letter dated October 31, 2018; and

WHEREAS, the Company is in default of the Agreement; and

WHEREAS, Section 9.6 of the Agreement gives the Majority Holders the power to instruct the Security Agent waive the Events of Default.

NOW THEREFORE, the parties agree as follows:

1. The Majority Holders hereby waive, and instruct the Security Agent to waive, (i) the Event of Default related to the affirmative covenant set forth in Section 8.1(o) of the Agreement through March 31, 2019; (ii) through June 1, 2019, reduce to $90,000,000 the Minimum Enterprise Value required to be maintained pursuant to Section 8.1(o) of the Agreement; and (iii) waive the other Events of Default through June 1, 2019, in each case subject to terms below.

2. The Company shall provide to Security Agent no later than April 15, 2019, online view access to its operating bank accounts.

3. As consideration for the foregoing waivers, the Company shall issue 1,000,000 Shares of the its common stock, par value $0.0001 per share, to the Noteholder.

4. AIP waives through May 31, 2019, Company's failure to comply with Section 4.09 of the Security Agreement between the parties, and the Company shall, no later than May 31, 2019, deliver to AIP (i) securities representing Company's interests in Iota Spectrum Holdings, LLC and Iota Spectrum Partners, LP, endorsed in blank, and (ii) such documents and waivers satisfactory to AIP evidencing a successor's right to become a member or partner of such entities without further action.

5. Except as explicitly stated in this Agreement and Waiver, the terms and conditions of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Agreement and Waiver effective as of as of March 29, 2019.

IOTA COMMUNICATIONS, INC.

By: /s/ Terrence DeFranco
Name: Terrence DeFranco
Title: Chief Financial Officer

AIP ASSET MANAGEMENT INC., as Security Agent

By: /s/ Jay Bala
Name: Jay Bala, CFA
Title: President

AIP GLOBAL MACRO FUND, LP, as a Holder

By: /s/ Jay Bala
Name: Jay Bala, CFA
Title: Portfolio Manager